Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, Corporate Communications
                  317.817.5345
                  (Investors) Daniel Murphy, Investor Relations
                  317.817.2893


               Conseco Reports Fourth Quarter and Year-End Results

Carmel, Ind., March 6, 2007 - Conseco, Inc. (NYSE: CNO) today reported results for the fourth quarter and full year 2006.

"I'm disappointed with our poor overall financial results," said Jim Prieur, reporting on his first full quarter as CEO, "but we are taking the necessary steps that will fundamentally change Conseco for the better. The results for the quarter reflect a number of adjustments, many of which we believe are one-time in nature, and there are many signs of progress, including strong full year sales growth in our core operating businesses, emerging efficiencies from the consolidation of our back office operations, and progress on our initiatives to improve the performance of our run-off long-term care block."

Fourth quarter 2006 results:
     o Net operating income (1): $5.7 million, compared to $70.4 million in 4Q05
     o Net operating income per diluted share: 4 cents, compared to 44 cents in 4Q05
     o Net income (loss) applicable to common stock: $(3.7) million, compared to $67.6 million in 4Q05 (including $9.4 million of net realized investment losses in 4Q06 vs. $2.8 million of net realized investment losses in 4Q05)
     o Net income (loss) per diluted share: (2) cents, compared to 42 cents in 4Q05 (including 6 cents of net realized investment losses in 4Q06 vs. 2 cents of net realized investment losses in 4Q05)
     o Earnings before net realized investment losses, corporate interest and taxes ("EBIT") (2): $40.7 million, compared to $130.2 million in 4Q05
     o    Sales (4): $87.2 million, down 3% from 4Q05

Full year 2006 results:
     o Net operating income (1): $82.6 million (including after-tax costs related to the tentative litigation settlement of $102.1 million), down 71% from 2005
     o Net operating income per diluted share: 54 cents (including after-tax costs related to the tentative litigation settlement of 67 cents per share), down 69% from 2005
     o    Net income applicable to common stock: $58.5 million, down 80% from
          2005
     o    Net income per diluted share: 38 cents, down 78% from 2005
     o EBIT (2): $243.0 million (including pre-tax costs related to the tentative litigation settlement of $157.0 million), down 56% from 2005
     o    Sales (4): $353.7 million, up 6% over 2005

Financial strength at December 31, 2006:
     o Book value per common share, excluding accumulated other comprehensive income (loss) (3), was $27.06, compared to $24.95 at December 31, 2005
     o Book value per diluted share, excluding accumulated other comprehensive income (loss) (3), was $25.64, compared to $24.26 at December 31, 2005
     o Debt-to-total capital ratio, excluding accumulated other comprehensive income (loss) (3), was 17.3%, compared to 16.1% at December 31, 2005





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
                                                                     Conseco (2)
                                                                  March 6, 2007

Operating results
Our segments reflect the addition of Colonial Penn as a separate segment. All prior period segment disclosures have been restated to conform to our new presentation.

Results by segment for the quarter were as follows ($ in millions, except per share data):

                                                                                               Three Months Ended
                                                                                                  December 31,
                                                                                          --------------------------
                                                                                          2006                  2005
                                                                                          ----                  ----
EBIT (2):
  Bankers Life....................................................................       $ 69.1                $ 63.5
  Conseco Insurance Group.........................................................         23.9                  59.1
  Colonial Penn...................................................................          5.4                   3.3
  Other Business in Run-off.......................................................        (57.3)                 17.9
  Corporate Operations, excluding corporate interest expense......................          (.4)                (13.6)
                                                                                         ------                ------

     EBIT.........................................................................         40.7                 130.2

Corporate interest expense........................................................        (16.0)                (10.9)
Loss on extinguishment of debt....................................................          (.7)                   -
                                                                                         ------                ------


       Income before net realized investment losses and taxes.....................         24.0                 119.3

Tax expense.......................................................................          8.8                  39.4
                                                                                         ------                ------

     Net income before net realized investment losses.............................         15.2                  79.9
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock..........................          9.5                   9.5
                                                                                         ------                ------

     Net operating income.........................................................          5.7                  70.4

Net realized investment losses, net of related amortization and taxes.............         (9.4)                 (2.8)
                                                                                         ------                ------

     Net income (loss) applicable to common stock.................................       $ (3.7)               $ 67.6
                                                                                         ======                ======

Per diluted share:
     Net operating income.........................................................        $ .04                  $.44

     Net realized investment losses, net of related amortization and taxes........         (.06)                 (.02)
                                                                                          -----                  ----

     Net income (loss) applicable to common stock.................................        $(.02)                 $.42
                                                                                          =====                  ====

In our Bankers Life segment, EBIT was $69.1 million in the fourth quarter of 2006 compared to $63.5 million in the fourth quarter of 2005. The earnings improvement reflects increased investment income and improved margins in our Medicare supplement business, including our Medicare Part D marketing and quota-share reinsurance agreements with Coventry. Results for the fourth quarter of 2006 include a $7.4 million reduction in insurance reserves for certain policies no longer in force but incorrectly carried in the reserve valuation system, offset by higher incurred claims in our long-term care business, including claim reserve strengthening of $8.4 million relating to claims incurred in previous periods.

In our Conseco Insurance Group segment, EBIT was $23.9 million in the fourth quarter of 2006, compared to $59.1 million in the fourth quarter of 2005. Earnings in the fourth quarter of 2006 were affected by an increase in specified disease active life reserves (net of related amortization of insurance intangibles) of $11.7 million arising from the correction of reserve valuation errors, and charges of $16.1 million related to the segment's life insurance results in connection with changes in management's intent regarding the administration of certain policies. Results in the fourth quarter of 2005 reflect lower operating expenses due to an $8.8 million gain related to the termination of a postretirement plan.



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
                                                                     Conseco (3)
                                                                  March 6, 2007

Our Colonial Penn segment achieved pre-tax operating earnings of $5.4 million in the fourth quarter of 2006 compared to $3.3 million in the fourth quarter of 2005, principally reflecting improved mortality experience and increased investment income.

In our Other Business in Run-off segment, EBIT was $(57.3) million in the fourth quarter of 2006, compared to $17.9 million in the fourth quarter of 2005. Results in the fourth quarter of 2006 were affected by the following items:

     1) Claim reserve strengthening of approximately $54.1 million resulting from adverse claim experience on claims incurred in previous periods, including $24.5 million related to the first three quarters of 2006;

     2) Increases in long-term care insurance reserves of $7.1 million related to data refinements in calculating claim reserves on certain policies with inflation riders, with coverages for two insureds, and that are paying benefits subject to a non-forfeiture option; and

     3) Year-end adjustments to expense and premium accruals and an unusually high level of policyholders electing non-forfeiture benefits favorably impacted operating results by approximately $8.2 million.

The Corporate Operations segment includes our investment advisory subsidiary and corporate expenses. Results for the fourth quarter of 2005 included an increase in litigation reserves of $6.9 million.

Sales results
At Conseco Insurance Group (independent distribution), total sales of traditional products in 4Q06 were $24.0 million, up 13% over 4Q05. Expanded product offerings, revitalized marketing efforts, increased agent productivity and improved recruiting efforts contributed to the increase. For the year, sales rose 37% over 2005, to $94.0 million.

At Bankers Life (career distribution), total sales of traditional products in 4Q06 were $55.7 million, down 9% from 4Q05, reflecting strong growth in our life product line, and lower annuity, medicare supplement and long-term care sales. For the year, sales fell 3% from 2005, to $226.4 million.

At Colonial Penn (direct distribution), total 4Q06 sales were $7.5 million, up 4% over 4Q05 as we continued the investment in our marketing efforts. For the year, sales rose 10% over 2005, to $33.3 million.

In addition to the sales of traditional products, Bankers Life and Conseco Insurance Group, through a partnership with Coventry Health Care (Coventry), distribute and risk-share Medicare prescription drug plans (PDP) through their career and independent agents, respectively. After taking into account the 50% quota share with Coventry, new annualized premium was $85.6 million for 2006, substantially all of which was sold during the open enrollment period in the first half of the year.

Internal Controls over Financial Reporting
We expect to file our annual report on Form 10-K on or about March 9, 2007. As a result of certain adjustments identified by management and made during our year-end closing process, we have concluded that, as of December 31, 2006, we did not maintain effective control over certain actuarial financial reporting processes. The related control deficiencies, taken in the aggregate, constitute a material weakness. None of the adjustments were material individually, or in the aggregate, to our current year or prior period financial statements taken as a whole. We have taken steps to address the control deficiencies which will not be considered fully remediated until the revised control processes have been operating for a sufficient period of time to provide reasonable assurance as to their effectiveness.






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
                                                                     Conseco (4)
                                                                   March 6, 2007

Outlook
The significant losses recently incurred in our run-off block of long-term care insurance have led to corrective action plans involving accelerated premium increase activity, enhanced care management and claim adjudication practices, upgrading of management talent and focused accountability, and improved technology based tools. However, more time is necessary to achieve the necessary visibility to improving trends in operating results in order to provide any commentary on outlook. As these results are significant to our overall operating performance, we cannot comment on overall outlook at this time. See note on forward-looking statements below.

Conference Call
The company will host a conference call to discuss results at 10:00 a.m. Eastern Standard Time on March 7, 2007. The webcast can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register and download any necessary audio software. During the call, we will be referring to a presentation that will be available Thursday morning through the investors section of the company's website.

About Conseco
Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

-------------------------------------------------------------------------------
(1) Management believes that an analysis of Net Income applicable to common stock before net realized investment gains or losses, net of related amortization and income taxes, ("Net Operating Income," a non-GAAP financial measure) is important to evaluate the financial performance of the company, and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because realized investment gains or losses can be affected by events that are unrelated to the company's underlying fundamentals. A reconciliation of Net Operating Income to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(2) Management believes that an analysis of earnings before net realized investment gains (losses), corporate interest and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (i) the effects of the 2005 issuance of convertible debentures and amendments of our credit facility in 2006 and 2005; and (ii) net realized investment gains (losses) that are unrelated to the company's underlying fundamentals. A reconciliation of EBIT to Net Income applicable to common stock is provided in the tables on page 2 and 8.
(3) The calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments. The corresponding GAAP measures for debt-to-total capital and book value per common share were 17.5% and $26.58, respectively, at December 31, 2006, and 15.9% and $25.42, respectively, at December 31, 2005.
(4) Measured by new annualized premium, which Includes 6% of annuity and 10% of single premium whole life deposits and 100% of all other premiums.

                                     -more-

                                                                     Conseco (5)
                                                                   March 6, 2007

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (ii) mortality, morbidity, usage of health care services, persistency, the adequacy of our previous reserve estimates and other factors which may affect the profitability of our insurance products; (iii) changes in our assumptions related to the cost of policies produced or the value of policies inforce at the Effective Date; (iv) our ability to achieve anticipated expense reductions and levels of operational efficiencies including improvements in claims adjudication and continued automation and rationalization of operating systems; (v) performance of our investments; (vi) our ability to identify products and markets in which we can compete effectively against competitors with greater market share, higher ratings, greater financial resources and stronger brand recognition; (vii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries as well as the potential impact of rating downgrades on our business; (x) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (xi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xii) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; and (xiii) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.


                                - Tables Follow -

                                                                     Conseco (6)
                                                                  March 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                              (Dollars in millions)

                                                                                                2006               2005
                                                                                                ----               ----
ASSETS
Investments:
     Actively managed fixed maturities at fair value (amortized cost:
       December 31, 2006 - $22,946.9; December 31, 2005 - $22,380.2)......................    $22,802.9         $22,494.2
     Equity securities at fair value (cost: December 31, 2006 - $23.9;
       December 31, 2005 - $25.6).........................................................         24.8              27.1
     Mortgage loans.......................................................................      1,642.2           1,264.2
     Policy loans.........................................................................        412.5             429.8
     Trading securities...................................................................        675.2             716.3
     Other invested assets ...............................................................        178.8             109.6
                                                                                              ---------         ---------
       Total investments..................................................................     25,736.4          25,041.2

Cash and cash equivalents:
     Unrestricted.........................................................................        385.9             237.8
     Restricted...........................................................................         24.0              35.2
Accrued investment income.................................................................        344.5             315.4
Value of policies inforce at the Effective Date...........................................      2,137.2           2,382.0
Cost of policies produced.................................................................      1,106.7             758.8
Reinsurance receivables...................................................................        850.8             887.5
Income tax assets, net....................................................................      1,786.9           1,496.6
Assets held in separate accounts..........................................................         28.9              29.8
Other assets..............................................................................        316.0             341.0
                                                                                              ---------         ---------

       Total assets.......................................................................    $32,717.3         $31,525.3
                                                                                              =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
     Liabilities for insurance products:
       Interest-sensitive products........................................................    $13,018.0         $12,686.8
       Traditional products...............................................................     12,094.1          11,840.2
       Claims payable and other policyholder funds........................................        832.3             842.1
       Liabilities related to separate accounts...........................................         28.9              29.8
     Other liabilities....................................................................        611.8             440.0
     Investment borrowings................................................................        418.3             315.1
     Notes payable - direct corporate obligations.........................................      1,000.8             851.5
                                                                                              ---------         ---------

         Total liabilities................................................................     28,004.2          27,005.5
                                                                                              ---------         ---------

Commitments and Contingencies

Shareholders' equity:
     Preferred stock......................................................................        667.8             667.8
     Common stock ($0.01 par value, 8,000,000,000 shares authorized, shares issued
       and outstanding: December 31, 2006 - 152,165,108; December 31, 2005 - 151,513,434).          1.5               1.5
     Additional paid-in capital...........................................................      3,473.2           3,194.1
     Accumulated other comprehensive income (loss)........................................        (72.6)             71.7
     Retained earnings....................................................................        643.2             584.7
                                                                                              ---------         ---------

       Total shareholders' equity.........................................................      4,713.1           4,519.8
                                                                                              ---------         ---------

       Total liabilities and shareholders' equity.........................................    $32,717.3         $31,525.3
                                                                                              =========         =========

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
                                                                    Conseco (7)
                                                                  March 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                  (Dollars in millions, except per share data)

                                                                     Three months ended              Year Ended
                                                                        December 31,                 December 31,
                                                                    --------------------         -----------------
                                                                    2006            2005         2006         2005
                                                                    ----            ----         ----         ----
Revenues:
   Insurance policy income..................................      $  746.1       $  728.2      $2,989.0       $2,930.1
   Net investment income (loss):
     General account assets.................................         366.0          347.7       1,435.2        1,390.4
     Policyholder and reinsurer accounts....................          44.6            3.7          71.2          (15.8)
   Net realized investment losses...........................         (18.6)          (6.0)        (47.2)          (2.9)
   Fee revenue and other income.............................           5.2            4.7          19.2           24.7
                                                                  --------       --------      --------       --------

       Total revenues.......................................       1,143.3        1,078.3       4,467.4        4,326.5
                                                                  --------       --------      --------       --------

Benefits and expenses:
   Insurance policy benefits................................         863.8          701.0       3,068.4        2,800.6
   Interest expense.........................................          22.2           14.6          73.5           58.3
   Amortization.............................................         103.0          100.7         423.4          388.4
Loss on extinguishment of debt..............................            .7            -              .7            3.7
Costs related to the tentative litigation settlement........           -              9.9         174.7           18.3
   Other operating costs and expenses.......................         144.2          137.2         574.4          553.8
                                                                  --------       --------      --------       --------

       Total benefits and expenses..........................       1,133.9          963.4       4,315.1        3,823.1
                                                                  --------       --------      --------       --------

       Income before income taxes...........................           9.4          114.9         152.3          503.4

Income tax expense on period income.........................           3.6           37.8          55.8          178.5
                                                                  --------       --------      --------       --------

       Net income...........................................           5.8           77.1          96.5          324.9

Preferred stock dividends...................................           9.5            9.5          38.0           38.0
                                                                  --------       --------      --------       --------

       Net income (loss) applicable to common stock.........      $   (3.7)      $   67.6      $   58.5       $  286.9
                                                                  ========       ========      ========       ========

Earnings per common share:
   Basic:
     Weighted average shares outstanding....................   152,062,000    151,410,000   151,690,000    151,160,000
                                                               ===========    ===========   ===========    ===========

     Net income (loss)......................................         $(.02)          $.45          $.39          $1.90
                                                                     =====           ====          ====          =====

   Diluted:
     Weighted average shares outstanding....................   152,062,000    183,217,000   152,509,000    185,040,000
                                                               ===========    ===========   ===========    ===========

     Net income (loss)......................................         $(.02)          $.42          $.38          $1.76
                                                                     =====           ====          ====          =====


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
                                                                     Conseco (8)
                                                                  March 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                                OPERATING RESULTS

Results by segment for the year ended were as follows ($ in millions, except per share data):

                                                                                                      Year Ended
                                                                                                      December 31,
                                                                                                 ----------------------
                                                                                                 2006              2005
                                                                                                 ----              ----
EBIT (2), excluding the costs related to the tentative litigation settlement:
   Bankers Life............................................................................     $ 258.4            $234.4
   Conseco Insurance Group.................................................................       189.0             256.7
   Colonial Penn...........................................................................        21.6              20.0
   Other Business in Run-off...............................................................       (41.9)             77.2
   Corporate Operations, excluding corporate interest expense..............................       (27.1)            (33.0)
                                                                                                -------            ------

     EBIT, excluding the costs related to the tentative litigation settlement..............       400.0             555.3

Costs related to the tentative litigation settlement.......................................      (157.0)              -
                                                                                                -------            ------

     Total EBIT............................................................................       243.0             555.3

Corporate interest expense.................................................................       (52.9)            (48.1)
Loss on extinguishment of debt.............................................................         (.7)             (3.7)
                                                                                                -------            ------

      Income before net realized investment gains (losses) and taxes.......................       189.4             503.5

Tax expense................................................................................        68.8             178.6
                                                                                                -------            ------

     Net income before net realized investment gains (losses)..............................       120.6             324.9
Preferred stock dividends:
   5.50% Class B mandatorily convertible preferred stock...................................        38.0              38.0
                                                                                                -------            ------

     Net operating income..................................................................        82.6             286.9

Net realized investment gains (losses), net of related amortization and taxes..............       (24.1)               -
                                                                                                -------            ------

     Net income applicable to common stock.................................................     $  58.5            $286.9
                                                                                                =======            ======

Per diluted share:
     Net operating income..................................................................       $ .54             $1.76

     Net realized investment gains (losses), net of related amortization and taxes.........        (.16)              -
                                                                                                  -----             -----

     Net income applicable to common stock.................................................       $ .38             $1.76
                                                                                                  =====             =====


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
                                                                    Conseco (9)
                                                                  March 6, 2007

                         CONSECO, INC. AND SUBSIDIARIES
                               COLLECTED PREMIUMS
                              (Dollars in millions)

                                                                                                   Three months ended
                                                                                                       December 31,
                                                                                                  ---------------------
                                                                                                  2006             2005
                                                                                                  ----             ----
Bankers Life segment:
  Annuity...............................................................................         $247.6            $264.1
  Supplemental health...................................................................          327.7             303.2
  Life..................................................................................           46.6              42.7
                                                                                                 ------            ------
  Total collected premiums..............................................................         $621.9            $610.0
                                                                                                 ======            ======
Conseco Insurance Group segment:
  Annuity...............................................................................         $121.9            $ 65.0
  Supplemental health...................................................................          153.2             160.7
  Life..................................................................................           73.9              76.3
                                                                                                 ------            ------
  Total collected premiums..............................................................         $349.0            $302.0
                                                                                                 ======            ======
Colonial Penn segment:
  Supplemental health...................................................................          $ 2.9             $ 3.3
  Life..................................................................................           26.8              24.4
                                                                                                  -----             -----
  Total collected premiums..............................................................          $29.7             $27.7
                                                                                                  =====             =====
Other Business in Run-off segment:
  Long-term care........................................................................          $75.9             $82.7
  Major medical.........................................................................             .7                .8
                                                                                                  -----             -----
  Total collected premiums..............................................................          $76.6             $83.5
                                                                                                  =====             =====

          BENEFIT RATIOS ON MAJOR SUPPLEMENTAL HEALTH LINES OF BUSINESS

                                                                                                   Three Months Ended
                                                                                                      December 31,
                                                                                                  ---------------------
                                                                                                  2006             2005
                                                                                                  ----             ----
Bankers Life segment:
Medicare Supplement:
  Earned premium........................................................................    $160 million     $160 million
  Benefit ratio(a)......................................................................           65.4%            70.5%
Long-Term Care:
  Earned premium........................................................................    $153 million     $143 million
  Benefit ratio(a)......................................................................          106.7%            96.1%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           76.9%            67.0%
Conseco Insurance Group (CIG) segment:
Medicare Supplement:
  Earned premium........................................................................     $62 million      $70 million
  Benefit ratio(a)......................................................................           64.1%            58.6%
Specified Disease:
  Earned premium........................................................................     $90 million      $90 million
  Benefit ratio(a)......................................................................           84.9%            79.6%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................           52.5%            48.1%
Other Business in Run-off segment:
  Earned premium........................................................................     $82 million      $87 million
  Benefit ratio(a)......................................................................          198.2%            99.5%
  Interest-adjusted benefit ratio (a non-GAAP measure)(b)...............................          143.5%            49.4%

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(a)  The benefit ratio is calculated by dividing the related product's insurance policy benefits by insurance policy income.
(b) The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

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